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                                                   Exhibit (bb)

                                                   LEASE AGREEMENT


         THIS LEASE AGREEMENT dated as of March 1, 1995 is entered into by THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF HALEYVILLE, ALABAMA, a public corporation organized under the laws of the State of Alabama (the "Issuer"), and Wheel House Properties, Inc., an Alabama corporation (the "Corporation").


                                                      Recitals

         The Issuer has duly authorized the issuance of its revenue bond (the "Bond") under and pursuant to a Mortgage and Indenture dated as of March 1, 1995 (the "Indenture") between the Issuer and SouthTrust Bank of Marion County, a banking corporation with its principal office in the City of Hamilton, Alabama (the "Bondholder").

         The Bond to be issued under the Indenture shall be issued as a single bond in the principal amount of $1,100,000 and shall be designated Industrial Development Revenue Bond (Wheel House Properties, Inc. Project) (the "Bond"). The proceeds of the Bond shall be applied by the Issuer to pay the costs of acquiring certain real property and acquiring, constructing and installing improvements, structures, facilities, fixtures and related personal property thereon for the manufacturing, processing and assembling of manufactured housing and related products (such real property, improvements, structures, facilities, fixtures, and related personal property being hereinafter referred to as the "Project").

         Pursuant to this Lease Agreement the Issuer has agreed to lease the Project to the Corporation and the Corporation has agreed to pay rentals to the Issuer at times and in amounts sufficient to pay when due the principal of and interest on the Bond.

         The Bond shall be a limited obligation of the Issuer payable solely out of the rentals payable by the Corporation pursuant to this Lease Agreement and any other revenues, rentals or receipts derived by the Issuer from the leasing or sale of the Project. Pursuant to the Indenture, as security for the payment of the Bond, the Issuer shall assign and pledge to the Bondholder all right, title and interest of the Issuer in and to this Lease Agreement (except for certain rights to indemnification and reimbursement of expenses granted to the Issuer) and shall mortgage the Project to the Bondholder. As additional security for the payment of the Bond the Corporation has guaranteed the payment of the Bond pursuant to a Bond Guaranty Agreement dated as of March 1, 1995 (the "Guaranty") to the Bondholder.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows:

                                                      ARTICLE 1ARTICLE 1

                                          Definitions and Other Provisions
                                               of General Application

         SECTION 1.01......Definitions


         For all purposes of this Lease Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         (2) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         (3) All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

         (4) The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease Agreement as a whole and not to any particular Article, Section or other subdivision.

         (5) The term "person" shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

         Authorized Corporation Representative shall have the meaning assigned thereto in the Indenture.

         Authorized Issuer Representative shall have the meaning assigned thereto in the Indenture.

         Basic Rent shall mean that portion of the rent payable under Section 5.02(a) hereof.

         Bond shall mean the Bond executed and delivered pursuant to the Indenture.

         Bondholder shall mean the person named as the "Bondholder" in the recitals to this instrument and its successors and assigns, as the registered owner of the Bond.

         Bond Payment Date shall mean a date on which any installment of the principal of (and premium, if any) or interest on the Bond is due and payable, whether at the stated maturity or due date or on a date fixed for optional or mandatory redemption or prepayment of the Bond.

         Bond Register shall mean the register or registers for the registration and transfer of the Bond maintained by the Issuer pursuant to Section 4.04 of the Indenture.

         Business Day shall mean a day, other than a Saturday or Sunday, on which commercial banking institutions are open for business in the State.

         Construction  Fund shall mean the fund established  pursuant to Section
5.02 of the Indenture.

         Corporation shall mean Wheel House Properties, Inc., an Alabama corporation, and its successors and assigns.

         Counsel shall mean a person qualified to practice law in any State of the United States or in the District of Columbia who shall be appointed by the Corporation and acceptable to the Bondholder.

         Enabling Law shall mean Division 1, Article 4, Chapter 54, Title 11 (Section 11-54-80 et seq.) of the Code of Alabama 1975.

         Engineer shall mean a person qualified to practice as an engineer under the laws of the State, who shall be appointed by the Corporation and acceptable to the Bondholder.

         Environmental Law shall mean and include all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority applicable to the Corporation or the Project Site (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.) relating to pollution or protection of human health or the environment, including any relating to Hazardous Substances.

         Equipment shall have the meaning assigned in Demising Clause III.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Event of Default shall have the meaning assigned in Article 10. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

         Federal Securities shall mean direct obligations of, or obligations the payment of which is guaranteed by, the United States of America.

         Governmental   Authority  shall  mean  any  federal,   state,   county,
municipal, or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

         Hazardous Substances shall mean and include all pollutants, contaminants, toxic or hazardous wastes and other substances (including, but not limited to, asbestos, urea formaldehyde, foam insulation and materials containing either petroleum or any of the substances referenced in Section 101(14) of CERCLA), the removal of which is required or the manufacture, use, maintenance and handling of which is regulated, restricted, prohibited or penalized by an Environmental Law, or, even though not so regulated, restricted, prohibited or penalized, might pose a hazard to the health and safety of the public or the occupants of the property on which it is located or the occupants of the property adjacent thereto.

         Guaranty shall have the meaning assigned in the recitals to this instrument.

         Improvements shall have the meaning assigned in Demising Clause II.

         Indenture shall mean that certain Mortgage and Indenture dated as of March 1, 1995 between the Issuer and the Bondholder, including any amendments or supplements to such instrument.

         Independent, when used with respect to any person, shall mean a person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Corporation, the Issuer or in any other obligor upon the Bond or in any related party of the Corporation, the Issuer or such other obligor, and (3) is not connected with any of the Corporation, the Issuer or such other obligor as an officer, employee, partner, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Issuer shall mean the person named as the "Issuer" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Issuer" shall mean such successor corporation.



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         Lease Agreement shall mean this instrument, including any amendments or supplements hereto.


         Lease Payments shall mean and include all payments of whatever nature or purpose to be made by the Corporation hereunder and all financial obligations of the Corporation undertaken hereby, and shall include, without limiting the generality of the foregoing, all amounts to be paid pursuant to Sections 5.02,
5.04 and 6.06 hereof.

         Lease Term shall mean the duration of the leasehold  estate  granted in
Section 5.01 of this Lease Agreement.

         Municipality shall mean the City of Haleyville, Alabama.

         Net Proceeds when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys' fees and any extraordinary fee of the Bondholder) incurred in the collection of such gross proceeds.

         Paying Agent shall mean any person authorized by the Issuer to pay the principal of (and premium, if any) or interest on the Bond on behalf of the Issuer.

         Permitted Encumbrances shall mean: (1) this Lease Agreement (2) liens for taxes, assessments and other governmental charges that are not delinquent or are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Corporation, (3) mechanics', workmen's, repairmen's, materialmen's, warehouseman's and carrier's liens and other similar liens for charges which are not delinquent or which are being contested in good faith by appropriate proceedings and for which, in the opinion of the Bondholder, adequate reserves have been established by the Corporation, and (4) such minor defects, irregularities and encumbrances as do not, in the opinion of Bondholder, in the aggregate materially impair the use of the Project, taken as a whole, for the purposes for which it is held by the Issuer.


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         Project shall mean the collectively the Project Site, the Improvements, the Equipment, and all other property and rights referred to or intended so to be in Demising Clauses I through III, inclusive, hereof.

         Project  Costs  shall  mean  all  costs  of  acquiring,   constructing,
equipping and improving the Project, including without limitation:

                   (1) the purchase price and related costs for the acquisition of real property or any interest therein,

                   (2) the cost of labor,  materials  and supplies  furnished or
used  in  the  acquiring,  construction,   installation  or  equipping,  of  the
Improvements,

                   (3) acquisition, transportation and installation costs for personal property and fixtures,

                   (4) fees for architectural, engineering and supervisory services,

                   (5) expenses incurred in the enforcement of any remedy against any contractor, subcontractor, materialmen, vendor, supplier or surety,

                   (6) interest accruing on the Bond until the Project is placed in service,

                   (7) expenses incurred by the Issuer and the Corporation in connection with the financing of the Project, including legal, consulting and accounting fees,

                  (8) reimbursement to the Corporation for any of the foregoing costs, fees and expenses set forth in (1) through (7) above, paid by it with its own funds.

         Project Site shall mean the real estate described in Demising Clause I.

         Qualified Investments shall have the meaning assigned in the Indenture.

         Special Funds shall mean the Construction Fund and any other fund or account established pursuant to the Indenture.


         State shall mean the State of Alabama.

         Unimproved when used with reference to the Project Site means any part or parts of the Project Site upon the surface of which no part of a building or other structure rests.


         SECTION 1.02......Date of Lease Agreement

         The date of this Lease Agreement is intended as and for a date for the convenient identification of this Lease Agreement and is not intended to indicate that this Lease Agreement was executed and delivered on said date.

         SECTION 1.03......Separability Clause

         If any provision in this Lease Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.04......Effect of Headings and Table of Contents

         The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.05......Successors and Assigns

         All covenants and agreements in this Lease Agreement by the Issuer or the Corporation shall bind their respective successors and assigns whether so expressed or not.

         SECTION 1.06......Governing Law

         This Lease Agreement shall be construed in accordance with and governed by the laws of the State.

         SECTION 1.07......Execution Counterparts

         This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        SECTION 1.08......Covenant of Quiet Enjoyment

         So long as the Corporation performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof.

        SECTION 1.09....Issuer's Liabilities Limited

         This Lease Agreement is entered into under and pursuant to the provisions of the Enabling Law. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon the Issuer except to apply the proceeds to be derived from the sale of the Bond and the revenues and receipts to be derived from any leasing or sale of the Project or any part thereof as provided herein and in the Indenture.

         SECTION 1.10......Prior Agreements Canceled

         This Lease Agreement shall completely and fully supersede the Inducement Agreement dated October 12, 1994 and all other prior agreements, both written and oral, between the Issuer and the Corporation relating to the acquisition and construction of the Project, the leasing of the Project and any options to renew or to purchase; excepting however (a) any deed or other instrument by which the Project Site, or any part thereof, or any interest therein,has been transferred and conveyed to the Issuer and (b) the Abatement Agreement dated October 12, 1994 and any other agreement between the Issuer and the Corporation providing for applicable State tax exemptions to apply to the Corporation and the Project. Neither the Issuer nor the Corporation shall hereafter have any rights under such prior agreements but shall look solely to this Lease Agreement for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Project.

         SECTION 1.11......Notices

         All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows:

        (1)  if to the Issuer, at City Hall, Haleyville, Alabama 35565;

        (2)  if to the Corporation, at P. O. Box 928, Haleyville, Alabama 35565;

        (3)  if to the Bondholder, at P. O. Box 1567, Hamilton, Alabama 35570.

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Corporation to the other shall also be given to the Bondholder. The Issuer, the Corporation and the Bondholder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 1.12......The Special Funds

         (a) The Issuer shall cause any money held as a part of the Special Funds to be invested or reinvested in Qualified Investments at the request of, and as directed by, the Corporation.

         (b) If, after full payment of the Bond, there is any surplus remaining in the Special Funds, the Issuer will promptly pay such surplus to the Corporation.

                                                      ARTICLE 2

                                           Representations and Warranties

         SECTION 2.01.Representations by the Issuer

         The Issuer makes the following representations:

         (1) The Issuer is duly organized under the provisions of the Enabling Law and has the legal authority and power to enter into the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder. The Issuer is not in default under any of the provisions contained in its certificate of incorporation, as the same may have at any time been amended, its bylaws or the laws of the State. By proper corporate action the Issuer has duly authorized the execution and delivery of this Lease Agreement.

         (2) The Issuer has determined that the issuance of the Bond, the acquisition, construction, and equipping of the Project and the leasing of the same to the Corporation will be in furtherance of the purposes of the Issuer's incorporation and the Enabling Law.

         (3) The Bond will be issued and delivered contemporaneously with the delivery of this Lease Agreement.

Representations by the Corporationntations by the Corporation

         The Corporation makes the following representations:

         (1) The Corporation is duly incorporated under the laws of the State and is duly qualified to do business in the State, is not in violation of any provisions of its certificate of incorporation, its by-laws, or the laws of the State, has power to enter in to this Lease Agreement, and by proper corporate action has duly authorized the execution and delivery of this Lease Agreement.

         (2) The financing of the Project through the issuance of the Bond and the leasing of the Project to the Corporation has induced the Corporation to locate the Project in the State and thereby enlarge, expand and improve its existing operations in the State.

         (3) The Corporations intends to operate the Project for the manufacturing, processing, storing, warehousing and distributing of manufactured housing and related products and in such a manner that it will constitute a "project" within the meaning of the Enabling Law.

                                                      ARTICLE 3

                                                  Demising Clauses


         The Issuer, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Corporation to be paid, kept and performed, does hereby assign, demise and lease to the Corporation, and the Corporation does hereby accept, lease, take and hire from the Issuer, the following property:

                                                         I.

         The following described real property located in Marion County, Alabama, within the corporate limits of the Municipality (the "Project Site"), together with all easements, permits, licenses, rights-of-way, contracts, leases, tenements, hereditaments, appurtenances, rights, privileges and immunities pertaining or applicable to said real property:

         A parcel  of land  lying  and being  situated  in the SW 1/4-SE  1/4 of
         Section 26, Township 9 south, Range 11 west, Marion County, Alabama and being more particularly described as follows: Commence at a 1" square steel tube marking the Northeast corner of SW 1/4-SE 1/4 and run thence S-00E 47' 50"-E along the east line of SW 1/4-SE 1/4 a distance of
         425.50 feet to a 1/2" capped iron pin in a county road and being the point of beginning; thence continue S-00E 47' 50"-E along the east line of SW 1/4-SE 1/4 a distance of 553.25 feet to a 1" square steel tube on the north right of way of railroad; run thence N-75E 30' 27"-W along said right of way a distance of 712.85 feet to a 1/2" capped iron pin; run thence N-05E 47' 42"-E a distance of 338.69 feet to a 1/2" capped iron pin in the center of a road, being a point on a curve concave to the left and having a central angle of 17E 37' 40" left, a radius of 1273.26 feet and a arc of 391.73 feet; run thence S-89E 12' 56"-E along said curve a distance of 377.51 feet chord and a arc of 378.90 feet to a 1/2" capped iron pin marking the P.T. thereof, and being the P.C. of a curve concave to the left and having a central angle of 6E 10' 02" left, a radius of 1961.03 feet and a arc of 211.08 feet; run thence N-79E 10' 32"-E along said curve a distance of 210.98 feet chord and a arc of 211.08 feet to a 1/2" capped iron pin marking the P.T. thereof; run thence N-86E 57' 30"-E a distance of 63.67 feet to the point of beginning. Containing 6.59 acres, more or less.

                                                         II.


         All buildings, structures, improvements and fixtures now or hereafter constructed, situated or located on the Project Site, as the same may at any time exist (the "Improvements").

                                                        III.

         The machinery, equipment, personal property and fixtures described on Exhibit A attached hereto and all other machinery, equipment, personal property and fixtures acquired with the proceeds of the Bond or with funds advanced or paid by the Corporation pursuant to this Lease Agreement, together with all personal property and fixtures acquired in substitution therefor or as a renewal or replacement thereof (the "Equipment").

SUBJECT, HOWEVER, to Permitted Encumbrances.

                                                      ARTICLE 4


                                                     The Project

         SECTION  4.01......Acquisition of Project; Payment of Excess

         (a) The Issuer will acquire, construct and install the Project at the direction of the Corporation and from the principal proceeds derived from the sale of the Bond the Issuer will pay all Project Costs.

         (b) The Issuer and the Corporation shall from time to time each appoint by written instrument an agent or agents authorized to act for each respectively in any or all matters relating to the acquisition, construction, and equipping of the Project and payments to be made out of the Construction Fund. One of the agents appointed by the Corporation shall be designated its Project Supervisor. Either the Issuer or the Corporation may from time to time, by written notice also filed with the Bondholder, revoke, amend or otherwise limit the authority of any agent appointed by such party to act on such party's behalf or designate another agent or agents to act on such party's behalf, provided that there shall be at all times at least one agent authorized to act on behalf of the Issuer, and at least one agent (who shall be the Project Supervisor) authorized to act on behalf of the Corporation, with reference to all the foregoing matters. In the event that the Issuer is unavailable or unable to issue, or, after reasonable request made to the Issuer by the Corporation, the Issuer fails or refuses to issue, a payment requisition from the Construction Fund for payment of any Project Costs, the Project Supervisor then designated by the Corporation, who is hereby irrevocably appointed as agent for the Issuer for such purposes, may issue and execute, also for and in the name and behalf of the Issuer and without any approval of any officer, employee or other agent thereof, a payment requisition on the Construction Fund.

         (c) The Issuer will continue such acquisition, construction and installation with all reasonable dispatch and due diligence and will cause the Project to be completed in accordance with the final approved plans and specifications therefor as promptly as practicable. The Corporation will promptly give written instructions with respect to, and will request the Issuer to enter into, such contracts and purchase orders for material, supplies, and equipment, and will take whatever other action may be provided for in this Lease Agreement, as shall be necessary to complete the Project as aforesaid. The Issuer will assume or accept the assignment of such contracts and purchase orders entered into by the Corporation prior to the execution and delivery of this Lease Agreement for the acquisition, construction and equipping of the Project, all as the Corporation may request. The Issuer will not execute any contracts or purchase orders for the Project without the prior written consent of the Corporation.

         (d) The Corporation may cause changes or amendments to be made in said final plans and specifications for the Project and in the list of machinery, equipment and personal property for the Project, provided that (1) such changes or amendments will not change the nature of the Project to the extent that it would not constitute a "project" as authorized by the Enabling Law, and (2) such changes or amendments will not materially affect the utility of the Project for its intended use. The Issuer will make only such changes or amendments in the plans and specifications for the Project as may be requested in writing by the Corporation.

         (e) Compliance with laws and regulations necessary to realize any sales and use tax exemption with respect to the acquisition, construction and equipping of the Project shall be the sole responsibility of the Corporation and the Issuer does not assume any responsibility or give any assurance with respect to any possible exemption from sales and use taxes. In any event, there shall be printed, stamped, endorsed or otherwise noted on each purchase order or contract for any part of the Project a legend reading substantially as follows:

         "LIMITED LIABILITY OF BOARD. Any property acquired by The Industrial Development Board of the City of Haleyville, Alabama (the "Board") pursuant to this contract or purchase order will become a part of an industrial project (the "Project") leased or to be leased by Wheel House Properties, Inc., an Alabama corporation. The Board's liability for the payment of any moneys that may come due under this contract or purchase order is limited solely to (1) the available proceeds of the Board's revenue bonds, if and when issued for the Project, (2) any moneys made available to the Board for such payment, and (3) any revenues, rentals or receipts derived by the Board from the leasing or sale of the Project or any part thereof."

         (f) In the event proceeds of the Bond are insufficient to pay in full all Project Costs, the Corporation shall complete the acquisition, construction and installation of the Project at its own expense and the Corporation shall pay any such deficiency and shall save the Issuer whole and harmless from any obligation to pay such deficiency. The Corporation shall not by reason of the payment of such deficiency from its own funds be entitled to any diminution in the payment of the rents hereunder, nor shall the rent be increased as a result of such payments.

         SECTION 4.02......No Warranty of Suitability by Issuer

         THE CORPORATION RECOGNIZES THAT SINCE THE PLANS, SPECIFICATIONS AND DIRECTIONS FOR ACQUIRING, CONSTRUCTING AND INSTALLING THE PROJECT ARE FURNISHED BY IT, THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, NOR OFFERS ANY ASSURANCES THAT THE PROJECT WILL BE SUITABLE FOR THE CORPORATIONS'S PURPOSES OR NEEDS OR THAT THE PROCEEDS DERIVED FROM THE SALE OF THE BOND WILL BE SUFFICIENT TO PAY IN FULL ALL PROJECT COSTS.

         SECTION 4.03......Issuer to Pursue Remedies Against  Vendors,
Contractors and  Subcontractors  and Their Sureties

         In the event of default of any vendor, contractor or subcontractor under any contract or purchase order made by it for acquisition, construction or installation of the Project, the Issuer will promptly proceed (subject to the Corporation's advice to the contrary), either separately or in conjunction with others, to exhaust the remedies of the Issuer against the vendor, contractor or subcontractor so in default and against his surety (if any) for the performance of such contract or purchase order. The Issuer will advise the Corporation of the steps it intends to take in connection with any such default and the Corporation will pay all costs, fees and expenses incurred which are not paid from the Construction Fund. If the Corporation shall so notify the Issuer, the Corporation may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such vendor, contractor, subcontractor or surety which the Corporation deems reasonably necessary, and in such event the Issuer will cooperate fully with the Corporation and will take all action necessary to effect the substitution of the Corporation for the Issuer in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid into the Construction Fund.

         SECTION 4.04......Completion of the Project

         (a) The completion of the Project shall be evidenced to the Bondholder by a certificate signed by an Authorized Issuer Representative and an Authorized Corporation Representative stating that (1) construction and installation of the Improvements constituting a part of the Project has been completed in accordance with the plans and specifications approved by the Corporation, (2) all personal property and fixtures constituting a part of the Project have been acquired and installed in accordance with the Corporation's instructions, (3) all labor, services, materials and supplies in connection with such construction, acquisition and installation have been paid for, and (4) all facilities necessary in connection with the Project have been constructed, acquired and installed and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against any vendor, contractor, subcontractor or other person not a party to this Lease Agreement which exist at the date of such certificate or which may subsequently come into being. The Issuer and the Corporation will cooperate with each other in causing such certificate to be furnished to the Bondholder.

         (b) After the delivery of the aforesaid certificate to the Bondholder, any moneys then remaining in the Construction Fund shall be applied as provided in Section 5.04 of the Indenture.

         SECTION 4.05......Title Insurance


         (a) The Corporation shall pay the cost of obtaining a title insurance policy in an amount equal to the principal amount of the Bond, insuring the first mortgage in the Project created by the Indenture. Such policy of insurance shall be taken out in a generally recognized responsible insurance company, qualified under the laws of the State to assume the risks undertaken, and shall name the Bondholder as the insured. Any proceeds of such title insurance shall be applied to the prepayment of the Bond on the earliest Business Day for which the required notice may be given, as provided in the Bond.


                                                      ARTICLE 5

                                               Duration of Lease Term
                                                and Rental Provisions


         SECTION 5.01......Duration of Term

         (a) The term of this Lease Agreement shall begin on the date of the delivery of this Lease Agreement and, subject to the provisions of this Lease Agreement, shall continue until midnight of February 28, 2035.

         (b) Upon payment in full of the Bond and all fees and expenses of the Bondholder and any Paying Agent, the Corporation shall be entitled to the use and occupancy of the Project from the date of such payment until the expiration of the Lease Term without the payment of any further rent under Article 5 hereof, provided, all references in this Lease Agreement to the Bond, the Indenture and the Bondholder shall be ineffective and the Bondholder shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested, but otherwise such use and occupancy of the Project by the Corporation shall be on all of the terms and conditions hereof, except that the Corporation shall not be required to carry any insurance for the benefit of the Bondholder.

         SECTION 5.02......Rental and Payment Provisions; Net Lease

         (a) Basic Rent. Not later than each Bond Payment Date, the Corporation shall pay to the Bondholder in immediately available funds for the account of the Issuer an amount equal to the principal of and interest on the Bond maturing and coming due on such Bond Payment Date (herein called "Basic Rent").

                   (b) Additional Rent. The Corporation shall pay as additional rent to the Bondholder the reasonable fees, charges and expenses of the Bondholder for necessary services rendered by it and expenses incurred by it under the Indenture, as and when the same become due.

         (c) Prepayment of the Bond. The Corporation acknowledges and agrees that prepayment of the Bond is required in certain events, and the Corporation hereby covenants and agrees to make available to the Issuer for such prepayment all funds required to be so provided in such events.

         (d) Net Lease. The Corporation recognizes, acknowledges and agrees that it is the intention hereof that this Lease Agreement be a net lease and that until the Bond is fully paid Basic Rent shall be in such amounts and shall be due at such times as shall be required to pay the installments of principal of and interest on the Bond as the same mature and become due and payable and all additional rent shall be available for the purposes specified therefor. This Lease Agreement shall be construed to effectuate such intent.

         SECTION 5.03......Advances by Issuer or Bondholder

         In the event that the Corporation fails to perform or observe any of its covenants in this Lease Agreement, the Issuer or the Bondholder, after first notifying the Corporation of any such failure may (but shall not be obligated to) make advances to effect performance or observance of such covenants on behalf of the Corporation. All amounts so advanced therefor by the Issuer or the Bondholder, together with interest thereon from the date of advancement at New York Prime Rate (as defined in the Bond) per annum or the maximum rate of interest allowed by law, whichever is less, shall become an additional obligation payable by the Corporation to the Issuer or to the Bondholder upon demand and secured hereby.

         SECTION 5.04......Indemnity of Issuer and Bondholder

         (a) The Corporation agrees to pay, and to indemnify and hold the Issuer and the Bondholder harmless against, any and all liabilities, losses, damages, claims or actions (including all reasonable attorneys' fees and expenses of the Issuer or the Bondholder, as the case may be), of any nature whatsoever incurred by the Issuer or the Bondholder, as the case may be, without gross negligence on its part, arising from or in connection with the ownership of any interest in the Project or the leasing thereof and granting of security interests therein, or its performance or observance of any covenant or condition on its part to be observed or performed under this Lease Agreement or the Indenture, including without limitation, (1) any injury to, or the death of, any person or any damage to property at the Project, or in any manner growing out of or connected with the use, nonuse, condition or occupation of the Project or any part thereof, (2) any damage, injury, loss or destruction of the Project, (3) any other act or event occurring upon, or affecting, any part of the Project, (4) violation by the Corporation of any contract, agreement or restriction affecting the Project or the use thereof or of any law, ordinance or regulation affecting the Project or any part thereof or the ownership, occupancy or use thereof, and (5)
liabilities, losses, damages, claims or actions arising out of the offer and sale of the Bond or a subsequent sale of the Bond or any interest therein, unless the same resulted from a representation or warranty of the Issuer in this Lease Agreement or any certificate delivered by the Issuer pursuant thereto being false or misleading in a material respect and such representation or warranty was not based upon a similar representation or warranty of the Corporation furnished to the Issuer in connection therewith. The covenants of indemnity by the Corporation contained in this Section shall survive the termination of this Lease Agreement.

         (b) The Corporation hereby agrees that (1) the Issuer shall not incur any liability to the Corporation, and (2) the Issuer shall be indemnified against all liabilities with respect to any action taken by the Issuer in exercising or refraining from asserting, maintaining or exercising any right, privilege or power of the Issuer under the Indenture if the Issuer is acting in good faith and without gross negligence or in reliance upon a written request by the Corporation.

         (c) The Corporation further agrees to indemnify the Bondholder for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the exercise or performance of any of its powers, rights, or duties under the Indenture.

         SECTION 5.05......Obligations of Corporation  Unconditional.

         (a) The obligations of the Corporation to make all rental and other payments required under Section 5.02 hereof and the other provisions of this Lease Agreement and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim the Corporation might otherwise have against the Issuer or the Bondholder. The Corporation will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Lease Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Project; any acts or circumstances that may constitute an eviction or constructive eviction; failure of consideration or commercial frustration of purpose; the invalidity of, or of any provision contained in, this Lease Agreement, the Indenture or the Bond; or any damage to or destruction of the Project or any part thereof, or the taking by eminent domain of title to or the right to temporary use of all or any part of the Project; or any change in the tax or other laws or administrative rulings, actions or regulations of the United States of America or of the State or any political or taxing subdivision of either thereof; or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Lease Agreement. Notwithstanding the foregoing, the Corporation may, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving third persons which the Corporation deems reasonably necessary in order to secure or protect its rights of use and occupancy and the other rights hereunder. The provisions of the first and second sentences of this Section 5.05 shall apply only so long as the Bond remains outstanding.


                                                      ARTICLE 6

 Maintenance, Alterations, Replacements, Insurance; and Environmental Compliance

         SECTION 6.01......Maintenance and Repairs

         (a) The Corporation will, at its own expense, (1) keep the Project in as reasonably safe condition as operations permit, (2) from time to time make all necessary and proper repairs, renewals and replacements thereto, and (3) pay all gas, electric, water, sewer and other charges for the operation, maintenance, use and upkeep of the Project.

         (b) The Corporation will not permit any mechanics' or other liens to stand against the Project or the Project Site for labor or material furnished it. The Corporation may, however, in good faith contest any such mechanics' or other liens and in such event may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the lien of the Indenture on the Project or any part thereof, or the Project or any part thereof shall be subject to loss or forfeiture, in either of which events such mechanics' or other liens shall be promptly satisfied.

         (c) The Corporation may, at its own expense, make structural changes, additions, improvements, alterations or replacements to the Improvements that they may deem desirable, provided that the Corporation demonstrate to the satisfaction of the Bondholder that such additions, improvements, alterations or replacements will not adversely affect the utility of the Project or substantially reduce its value and will not change the character of the Project as a "project" under the Enabling Law. In lieu of making such additions, improvements or alterations itself, the Corporation may furnish to the Issuer the funds necessary therefor, in which case the Issuer will proceed to make such changes, additions, improvements, alterations or replacements. All such changes, additions, improvements, alterations and replacements whether made by the Corporation or the Issuer shall become a part of the Project and shall be covered by this Lease Agreement and the Indenture.

         (d) The Corporation may connect or "tie-in" walls of the Improvements and utility and other facilities located on the Project Site to other structures and facilities owned or leased by the Corporation on real property adjacent to the Project Site. The Corporation may use as a party wall any wall of the Improvements which is on or contiguous to the boundary line of real property owned or leased by Corporation, and in the event of such use, each party hereto hereby grants to the other a ten-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying in of new construction. If the Corporation utilizes any wall of the Improvements as a party wall for the purpose of tying in new construction that will be utilized under common control with the with the Project, the Corporation may also remove any non-loadbearing wall panel in the party wall; provided, however, if the adjacent property ceases to be operated under common control with the Project, the Corporation will at its expense, install wall panels similar in quality to those that have been removed. Prior to the exercise of any one or more of the rights granted by this subsection (d), the Corporation shall demonstrate to the satisfaction of the Bondholder that the operation of the Project will not be adversely affected thereby.

         (e) The Issuer will also, upon request of the Corporation, grant such utility and other similar easements over, across or under the Project Site as shall be necessary or convenient for the furnishing of utility and other similar services to the Project or to real property adjacent to or near the Project Site; provided that such easements shall not adversely affect the operation of the facilities forming a part of the Project.

         SECTION 6.02......Removal of,  Substitution  and Replacement for
Equipment

         The Issuer and the Corporation recognize that portions of the Equipment may from time to time become inadequate, obsolete, wornout, unsuitable, undesirable or unnecessary in the operation of the Project, but the Issuer shall not be under any obligation to renew, repair or replace any such Equipment. If the Corporation in its sole discretion determines that any item of Equipment has become inadequate, obsolete, wornout, unsuitable, undesirable or unnecessary in the operation of the Project, the Corporation may remove such Equipment from the Project Site and (on behalf of the Issuer) sell, trade in, exchange or otherwise dispose of it without any responsibility or accountability to the Issuer or the Bondholder therefor, provided that the Corporation shall either substitute and install in or on the Project Site other personal property or fixtures having equal or greater utility (but not necessarily the same value or function) in the operation of the Project, which such substituted personal property or fixtures shall be: (a) free of all liens and encumbrances, (b) the sole property of the Issuer, and (c) a part of the Equipment subject to the demise hereof and to the lien of the Indenture held by the Corporation on the same terms and conditions as the items originally comprising the Equipment; provided, however, such removal and substitution shall not impair the operating unity of the Project or change the nature of the Project as a "project" under the Enabling Law.

         SECTION 6.03......Taxes, Other Governmental Charges and Utility Charges

         (a) The Corporation will pay, as the same respectively become due, (1) all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any other property installed or brought by the Corporation on the Project Site, including without limitation any taxes levied on or with respect to the revenues, income or profits of the Issuer from the Project and any other taxes levied upon or with respect to the Project which, if not paid, will become a lien on the Project prior to or on a parity with the lien of the Indenture or a charge on the revenues and receipts from the Project prior to or on a parity with the charge thereon and pledge or assignment thereof created and made in the Indenture and including any ad valorem taxes assessed upon the Corporation's interest in the Project, and (2) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Corporation shall be obligated to pay only such installments as are required to be paid during the Lease Term. The foregoing provisions of this Section shall be effective only so long as any part of the principal of or the interest on the Bond remains outstanding and unpaid.

         (b) The Corporation may, at its expense and in its name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period enforcement of such contested items shall be effectively stayed. The Issuer, at the expense of the Corporation, will cooperate fully with the Corporation in any such contest.

         SECTION 6.04......Insurance Required

         (a) The Corporation will take out and continuously maintain in effect the following insurance with respect to the Project, paying as the same become due all premiums with respect thereto:

                  (1)  Insurance to the extent of the full  replacement  cost of the Project, unless the insurer certifies to the Bondholder that the insured amount will be sufficient to pay the Bond in full after giving effect to any co-insurance provision, against loss or damage by fire, tornado and windstorm, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State.

                  (2) Insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about the Project or in any way related to the condition or operation of the Project, in the minimum amounts of $2,000,000 combined single limit for any one occurrence and $2,000,000 in the aggregate for any one year.

                  (3) Flood insurance under the national flood insurance program established by the Flood Disaster Protection Act of 1973, as at any time amended, at all times while the Project is eligible under such program, in a amount at least equal to the unpaid principal amount of the Bond or to the maximum limit of coverage made available with respect to the Project under said Act, whichever is less.

                  (4) During the period of acquisition and construction of any part of the Project, builders' risk insurance in the amount of the full replacement value of the Project against all losses which are normally covered by such builders' risk insurance. The Corporation may satisfy their obligations with respect to the builder's risk insurance by causing such insurance to be carried by a construction contractor for any part of the Project.

                  (5) Use and occupancy insurance (or business interruption or risk insurance) covering suspension or interruption of the Corporation's operations at the Project in whole or in part, with such exemptions as are customarily imposed by insurers, covering a period of suspension or interruption of at least six months with a minimum limit in an amount equal to 100% of the maximum amount to be paid as Basic Rent, additional rent and other payments under Section 5.02 hereof during the then current or any subsequent year.

         (b) All policies evidencing the insurance required by the terms of this Section shall be taken out and maintained in generally recognized responsible insurance companies, qualified under the laws of the State to assume the respective risks undertaken. All such insurance policies shall name as insureds the Issuer, the Bondholder and the Corporation (as their respective interests shall appear) and shall contain standard mortgage clauses providing for all losses thereunder in excess of $25,000 to be paid jointly to the Bondholder and the Corporation; provided that all losses (including those in excess of $25,000) may be adjusted by the Corporation, subject, in the case of any single loss in excess of $25,000, to the approval of the Bondholder. The Corporation may insure under a blanket policy or policies.

         (c) Each insurance policy required to be carried by this Section shall contain, to the extent obtainable, an agreement by the insurer that (1) the Corporation may not, without the consent of the Bondholder, cancel or materially amend such insurance or sell, assign or dispose of any interest in such insurance, such policy or any proceeds thereof, (2) such insurer will notify the Issuer and the Bondholder if any premium shall not be paid when due or any such policy shall not be renewed prior to the expiration thereof, and (3) such insurer shall not cancel any such policy except on thirty (30) days' prior written notice to the Issuer and the Bondholder.

         (d) All policies evidencing the insurance required to be carried by this Section shall be deposited with the Bondholder; provided, however, that in lieu thereof the Corporation may deposit with the Bondholder a certificate or certificates of the respective insurers attesting the fact that such insurance is in force and effect. Prior to the expiration of any such policy, the Corporation will furnish to the Bondholder evidence reasonably satisfactory to the Bondholder that such policy has been renewed or replaced by another policy or that there is no necessity therefor under this Lease Agreement.

         (e) Anything in this Section to the contrary notwithstanding, the Corporation shall have the right to change insurers from time to time as it deems necessary or desirable.

         SECTION 6.05......Installation By Corporation of Own Machinery and
Equipment


         The Corporation may, at its own expense, install in the Improvements or on the Project Site any personal property or fixtures which in the judgment of the Corporation will facilitate the operation of the Project. Any such personal property or fixtures which is so installed and does not constitute a substitution or replacement for the Equipment pursuant to Section 6.02 hereof shall be and remain the property of the Corporation and may be removed by the same at any time and from time to time while there is no default under the terms of this Lease Agreement; provided, however, that any damage to the Project occasioned by such removal shall be repaired by the party removing such property at its own expense.

         SECTION 6.06......Environmental Compliance

         (a) The Corporation shall (1) not, and shall not permit any other person to, bring any Hazardous Substances onto the Project Site except any such Hazardous Substances that are used in the ordinary course of the business as to be conducted on the Project Site and that are handled, stored, used and disposed of in accordance with applicable Environmental Laws; (2) if any other Hazardous Substances are brought or found on the Project Site, immediately remove and properly dispose of the same in accordance with applicable Environmental Laws;
(3) cause the Project Site and the operations conducted thereon (including all operations conducted thereon by other persons) to comply with all Environmental Laws; (4) permit the Bondholder from time to time to inspect the Project Site and observe the operations thereon; (5) undertake any and all preventive, investigatory and remedial action (including emergency response, removal, clean up, containment and other remedial action) that is (A) required by any applicable Environmental Law or (B) necessary to prevent or minimize any property damage (including damage to any of the Project Site), personal injury or harm to the environment, or the threat of any such damage or injury, by releases of or exposure to Hazardous Substances in connection with the Project Site or the operations on the Project Site; (6) promptly give notice to the Bondholder in writing if the Corporation should become aware of (A) any spill, release or disposal of any Hazardous Substances, or imminent threat thereof, at the Project Site, in connection with the operations on the Project Site, or at any adjacent property that could migrate to, through or under the Project Site,
(B) any violation of Environmental Laws regarding the Project Site or operations on the Project Site, and (C) any investigation, claim or threatened claim under any Environmental Law, or any notice of violation under any Environmental Law, involving the Corporation or the Project Site; and (7) deliver to the Bondholder, at the Bondholder's request, copies of any and all documents in the Corporation's possession or to which the Corporation has access relating to Hazardous Substances or Environmental Laws and the Project Site and the operations on the Project Site, including laboratory analyses, site assessments or studies, environmental audit reports and other environmental studies and reports.

         (b) If the Bondholder at any time reasonably believes that the Corporation is not complying with all applicable Environmental Laws or the requirements hereof regarding the same, or that a material spill, release or disposal of Hazardous Substances has occurred on or under the Project Site, the Bondholder may require the Corporation to furnish to the Bondholder an environmental audit or site assessment reasonably satisfactory to the Bondholder with respect to the matters of concern to the Bondholder. Such audit or assessment shall be performed at the expense of the Corporation by a qualified consultant approved by the Bondholder.

         (c) The Corporation hereby warrants that, to the best of the information, knowledge and belief thereof (1) there are no civil, criminal or administrative environmental proceedings involving the Project Site that are pending or to the knowledge of the Corporation threatened; (2) the Corporation knows of no facts or circumstances that might give rise to such a proceeding in the future; (3) the Project Site is in compliance with all applicable federal, state and local statutory and regulatory environmental requirements; and (4) the Project Site is free from any and all Hazardous Substances.

         (d) The Corporation shall defend, indemnify and save harmless the Bondholder from and against any and all claims, causes of action, judgments, damages, fines, penalties, and other losses, costs and expense, including reasonable attorneys' fees and costs of investigation and litigation, asserted against or suffered by the Bondholder that are related to or arise out of or result from the presence of Hazardous Substances now or hereafter on or under or included in the Project Site or in violation of any Environmental Law, and any clean up or removal of, or other remedial action with respect to, any Hazardous Substances now or hereafter located on or under or included in the Project Site, or any part thereof, that may be required by any Environmental Law or Governmental Authority. The provisions of this Section 6.06 shall survive the termination of this Lease Agreement with respect to claims and losses asserted against or suffered by the Bondholder.


                                                      ARTICLE 7

                                            Provisions Respecting Damage,
                                            Destruction and Condemnation

         SECTION 7.01......Damage and Destruction

         (a) If the Project or the Project Site is damaged to such extent that the claim for loss resulting from such destruction or damage is not greater than $25,000, the Corporation will continue to pay Basic Rent and all other additional rent and payments required to be paid hereunder and will promptly repair, rebuild or restore the property damaged and will apply for such purpose so much as may be necessary of Net Proceeds of insurance resulting from claims for such losses, as well as any additional moneys of the Corporation necessary therefor. If the cost of such repairs, rebuilding and restoration is less than the amount of Net Proceeds of the insurance referable thereto, the Corporation may retain the amount by which such insurance proceeds exceed said total cost.

         (b) If the Project or the Project Site is destroyed or is damaged to such extent that the claim for loss resulting from such destruction or damage is in excess of $25,000, the Corporation will continue to pay Basic Rent and all other additional rent and payments required to be paid hereunder and will promptly give written notice of such damage and destruction to the Bondholder and the Issuer. All Net Proceeds of insurance resulting from claims for such losses shall be paid to the Bondholder, whereupon (1) the Corporation, or the Issuer at the direction of the Corporation, will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition in which it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Corporation and as will not impair the operating unity of the Project or its character as a "project" under the Enabling Law, and (2) the Bondholder will pay the costs of such repair, rebuilding or restoration, either on completion thereof, or as the work progresses, upon appropriate verification of costs. The balance, if any, of Net Proceeds of insurance remaining after the payment of all of the costs of such repair, rebuilding or restoration shall be applied to the redemption of the Bond in whole or in part (depending on the amount of such excess) in the same manner and order specified in Section 8.07 of the Indenture for moneys collected or held by the Bondholder, or, if the Bond is fully paid, shall be paid to the Corporation.

         (c) In the event the Net Proceeds of insurance are not sufficient to pay in full the costs of repairing, rebuilding and restoring the Project as provided in this Section, the Corporation will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds or will pay to the Bondholder for the account of the Issuer the moneys necessary to complete said work. The Corporation shall not by reason of the payment of such excess costs (whether by direct payment thereof or payment to the Bondholder therefor) be entitled to any reimbursement from the Issuer or any abatement or diminution of the rents payable hereunder.

         (d) Anything in this Section to the contrary notwithstanding, if as a result of such damage or destruction (regardless of whether the loss resulting therefrom is greater than $25,000 or not) the Corporation is entitled to exercise an option to purchase the Project and duly does so in accordance with
Section 11.03 hereof, then neither the Corporation nor the Issuer shall be required to repair, rebuild or restore the property damaged or destroyed, and so much (which may be all) of any Net Proceeds referable to such damage or destruction as shall be necessary to provide for full payment of the Bond shall be paid to the Bondholder and the excess thereafter remaining (if any) shall be paid to the Corporation.

         SECTION 7.02  Condemnation

         (a) If title to, or the temporary use of, the Project or the Project Site or any part thereof shall be taken under the exercise of the power of eminent domain, the Corporation shall be obligated to continue to make the rental and other payments required to be paid under this Lease Agreement, and the entire Net Proceeds referable to such taking, including the amounts awarded to the Issuer and the Bondholder and the amount awarded to the Corporation for the taking of all or any part of the leasehold estate of the Corporation in the Project, shall be paid to the Bondholder and applied in one or more of the following ways as shall be directed in writing by the Corporation:

                  (1) To the restoration of the remaining Improvements located on the Project Site to substantially the same condition in which they existed prior to the exercise of the power of eminent domain.

                  (2) To the acquisition by construction or otherwise, of other structures, facilities and improvements suitable for the operations of the Corporation (the same to be subject to this Lease Agreement and the Indenture and be covered thereby) provided such acquisition shall become a part of the Project and shall not result in the creation or establishment of any liens or encumbrances on the Project prior to the lien of the Indenture.

         (b) In the event the Net Proceeds are not sufficient to fully provide for the foregoing, the Corporation will nonetheless complete the work thereof and will pay to the Bondholder for the account of the Issuer that portion of the costs thereof in excess of the amount of the Net Proceeds or will pay the moneys necessary to complete said work. The Corporation shall not by reason of the payment of such costs (whether by direct payment thereof or payment to the Bondholder therefor) be entitled to any reimbursement from the Issuer or any abatement or diminution of the rents payable hereunder.

         (c) Any balance of such Net Proceeds remaining after the application thereof as provided in subsection (a) of this Section shall be applied to the redemption of the Bond in whole or in part (depending on the amount of such excess) in the same manner and order specified in Section 8.07 of the Indenture for moneys collected or held by the Bondholder, or, if the Bond is fully paid, shall be paid to the Corporation.

         (d) The Issuer shall cooperate fully with the Corporation in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Corporation to litigate in any such proceeding in the name and behalf of the Issuer. In no event will the Issuer settle, or consent to the settlement of, any prospective or pending condemnation proceeding without the prior written consent of the Corporation.

         (e) Anything in this Section to the contrary notwithstanding, if as a result of such taking, the Corporation is entitled to exercise an option to purchase the Project and duly do so in accordance with Section 11.03 hereof, then any Net Proceeds referable to such taking as shall be necessary to provide for full payment of the Bond shall be paid to the Bondholder, and the excess thereafter remaining (if any) shall be paid to the Corporation.

         (f) The Corporation shall be entitled to the Net Proceeds of any award or portion thereof made for damage to or taking of its own property not included in the Project.


                                                      ARTICLE 8

                                  Certain Provisions Relating to Assignment,
                              Subleasing, Mortgaging and Redemption of the Bond

         SECTION 8.01......Provisions Relating to Assignment and Subleasing

         The Corporation may assign this Lease Agreement and the leasehold interest created hereby and may sublet the Project or any part thereof, subject, however, to the following conditions:

                  (a) No such assignment or subleasing and no dealings or transactions between the Issuer or the Bondholder and any assignee or sublessee shall in any way relieve the Corporation from primary liability for any of its obligations hereunder. In the event of any such assignment or subleasing the Corporation shall continue to remain primarily liable for the payment of all rentals herein provided to be paid by it and for the performance and observance of the other agreements and covenants on its part herein provided to be performed and observed by it.

                  (b) The Corporation will not assign the leasehold interest created hereby nor sublease the Project or any part thereof to any person, firm, partnership, corporation or entity of any description whatsoever unless the operations of such assignee or sublessee are consistent with, and in furtherance of, the purpose of the Enabling Law.

                  (c) The Corporation will not assign the leasehold interest created hereby nor sublease the Project or any part thereof to any person if such assignment or sublease would cause or result in the interest on the Bond becoming includable in gross income for federal income tax purposes.

                  (d) The Corporation shall furnish to the Issuer and the Bondholder a true and complete copy of each such assignment or sublease promptly after the delivery thereof and shall assign its rights thereunder to the Issuer and the Bondholder as additional security for the obligations of the Corporation hereunder.

         SECTION 8.02......Assignment of Lease Agreement and Rents by the Issuer

         (a) The Issuer has, simultaneously with the delivery of this Lease Agreement, assigned its interest in and pledged any money receivable under this Lease Agreement (other than certain rights to indemnification and reimbursement) to the Bondholder as security for payment of the principal of and the interest on the Bond and the Corporation hereby consents to such assignment and pledge. The Issuer has in the Indenture obligated itself to follow the instructions of the Bondholder in the election or pursuit of any remedies herein vested in it. The Bondholder shall have all rights and remedies herein accorded to the Issuer and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Bondholder, and the Bondholder is deemed to be a third party beneficiary of the covenants, agreements and representations of the Corporation herein contained.

         (b) Prior to the payment in full of the Bond, the Issuer and the Corporation shall have no power to modify, alter, amend or terminate this Lease Agreement without the prior written consent of the Bondholder. The Issuer will not amend the Indenture or any indenture supplemental thereto without the prior written consent of the Corporation. Neither the Issuer nor the Corporation will unreasonably withhold any consent herein or in the Indenture required of either of them.

         (c) The Corporation shall not be deemed to be a party to the Indenture or the Bond, and reference in this Lease Agreement to the Indenture and the Bond shall not impose any liability or obligation upon the Corporation other than its specific obligations and liabilities undertaken in this Lease Agreement.

         SECTION  8.03......Restrictions  on  Mortgage  or  Sale of  Project  by
Issuer; Consolidation or Merger of, or Transfer of Assets by, Issuer

         Except as provided in the Indenture, the Issuer will not mortgage, sell, assign, transfer, convey or grant a security interest in the Project, or merge or consolidate with, or transfer its assets to, any person.

         SECTION 8.04......Redemption of the Bond

         (a) Upon the occurrence of any event which gives rise to any mandatory redemption of the Bond, the Issuer will redeem any or all of the same in accordance with the respective provisions thereof and the Indenture.

         (b) If the Bond is subject to optional redemption, the Issuer will, but only upon the written request of the Corporation, redeem the same in accordance with the respective provisions thereof and the Indenture.

         (c) On any redemption or prepayment date with respect to the Bond, the Corporation shall pay to the Bondholder for the account of the Issuer the applicable redemption price with respect to the Bond.

                                                      ARTICLE 9

                                            Covenants of the Corporation

         SECTION 9.01......Covenants of the Corporation

         The Corporation hereby covenants and agrees that, so long as the Bond is outstanding:

         (a) The Corporation will not do or permit anything to be done at the Project that will affect, impair or contravene any policies of insurance that may be carried on or with respect to the Project or any part thereof. The Corporation will comply with all valid laws, regulations, ordinances, and requirements applicable to the Project.

         (b) The Corporation will permit the Issuer, the Bondholder, and their respective duly authorized agents at all reasonable times to enter upon, examine and inspect the Project and in the event of default as hereinafter provided, the Corporation will permit a public accountant or firm of public accountants designated by the Bondholder to have access to, inspect, examine and make copies of the books and records, accounts and data of the Corporation.

         (c) The Corporation will maintain proper books of record and account, in which full and correct entries will be made, in accordance with generally accepted accounting principles, of all its business and affairs. The Corporation shall furnish to the Issuer and to the Bondholder with reasonable promptness such financial statements and data as may be reasonably requested thereby, including without limitation annual financial statements of the Corporation and annual operating statements with respect to the Project.

         (d) The Corporation will maintain and preserve its corporate existence and organization, and its authority to do business in the State and will not voluntarily dissolve without first discharging its obligations under this Lease Agreement and will comply with all valid laws, ordinances, regulations and requirements applicable to it or to its property and the Project.

         (e) The Corporation will not transfer or dispose of all, substantially all, or any substantial portion, of it assets (either in a single transaction or in a series of related transactions) without the prior written consent of the Bondholder.

         (f) The Corporation will not sell, assign, mortgage, pledge, transfer or convey all or any part of its interest in this Lease Agreement or in the Project, provided, however the foregoing shall not impair or restrict the right of the Corporation as elsewhere permitted under this Lease Agreement to assign this Lease Agreement and the leasehold interest created hereby or to sublet the Project or any part thereof.

          (g) The Corporation will duly pay and discharge all taxes, assessments and other governmental charges and liens lawfully imposed on the Corporation, upon the properties and interests of the Corporation, and the Project.

         (h) The Corporation shall file, record, refile and rerecord all financing statements, continuation statements, documents or other notices as are necessary to perfect and to maintain the Issuer's title to and interest in the Project and to perfect and maintain the security interest of the Bondholder in the Project and shall submit evidence of such filing, recording, refiling and rerecording to the Bondholder.

         (i) The Corporation hereby represents and warrants that (1) the execution and delivery of this Lease Agreement and the Guaranty will not involve any prohibited transactions within the meaning of ERISA or Section 4975 of the Internal Revenue Code, as amended; (2) based upon ERISA and the regulations and published interpretations thereunder, the Corporation is in compliance in all material respects with the applicable provisions of ERISA; (3) no "Reportable Event" as defined in Section 4043(b) of Title IV of ERISA, has occurred with respect to any plan maintained by the Corporation; and (4) there are no liens on the real or personal property of the Corporation pursuant to Section 4068 of ERISA.

                                                     ARTICLE 10

                                           Events of Default and Remedies

         SECTION 10.01.....Events of Default Defined

         The following shall be events of default under this Lease Agreement and the term "event of default" shall mean, whenever used in this Lease Agreement, any one or more of the following events:

         (1) Failure to pay any installment of Basic Rent that has become due and payable by the terms of this Lease Agreement and such failure continues for a period of five Business Days after written notice specifying such failure and requesting that such payment be made has been received by the Corporation.

         (2) Failure by the Corporation to observe and perform any covenant, condition or agreement on its part to be observed or performed pursuant to this Lease Agreement or the Guaranty, other than as referred to in subsection (a) of this Section, for a period of fifteen days after written notice, specifying such failure and requesting that it be remedied, given to the Corporation by the Issuer or the Bondholder, provided that if such default is of a kind which cannot reasonably be cured within such fifteen-day period, the Corporation shall have a reasonable period of time within which to cure such default, provided that it begins to cure the default promptly after its receipt of such written notice and proceeds in good faith, and with due diligence, to cure such default.

         (3) The dissolution or liquidation of the Corporation; or the filing by the Corporation of a voluntary petition in bankruptcy; or failure by the Corporation promptly to lift any execution, garnishment or attachment of such consequence as will impair the ability of the same to perform its obligations hereunder; the Corporation's seeking of or consenting to or acquiescing in the appointment of a receiver of all or substantially all the property thereof or of the Project; or the adjudication of the Corporation as a bankrupt; or any assignment by the Corporation for the benefit of its creditors; or the entry by the Corporation into an agreement of composition with its creditors; or if a petition or answer is filed by the Corporation proposing the adjudication of the same as a bankrupt or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy code or any similar federal or state law in any court; or if any such petition or answer is filed by any other person and such petition or answer shall not be stayed or dismissed within one hundred twenty days.

         (4) Any warranty, representation or other statement by or on behalf of the Corporation and contained in this Lease Agreement or in the Guaranty or in any other document or certificate furnished by the Corporation in connection with the issuance of the Bond shall be false, untrue or misleading in any material respect at the time made and the same shall not be made good or remedied within thirty days after written notice thereof to the Corporation by the Bondholder or the Issuer.

         (5)      An event of default under the Indenture or the Guaranty.

         SECTION 10.02.....Remedies on Default

         Whenever any such event of default shall have happened and be continuing, the Bondholder may take any of the following remedial steps:

         (1) Declare all installments of Basic Rent payable under this Lease Agreement for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable.

         (2) Reenter the Project Site, without terminating this Lease Agreement, and, upon ten days' prior written notice to the Corporation, relet the Project or any part thereof for the account of the Corporation, for such term (including a term extending beyond the Lease Term) and at such rentals and upon such other terms and conditions, including the right to make alterations to the Project or any part thereof, as the Bondholder may deem advisable, and such reletting of the Project shall not be construed as an election to terminate this Lease Agreement nor relieve the Corporation of its obligations to pay Basic Rent and additional rent or to perform any of its other obligations under this Lease
Agreement, all of which shall survive such reentry and reletting, and the Corporation shall continue to pay Basic Rent and all additional rent provided for in this Lease Agreement until the end of the Lease Term, less the net proceeds, if any, of any reletting of the Project after deducting all of the Bondholder's expenses in connection with such reletting, including, without limitation, all repossession costs, brokers' commissions, attorneys' fees, alteration costs and expenses of preparation for reletting.

         (3) Terminate this Lease Agreement, exclude the Corporation from possession of the Project and, if the Bondholder elects so to do, lease the same for the account of the Issuer, holding the Corporation liable for all rent due up to the date such lease is made for the account of the Issuer.

         (4) Have and exercise with respect to any or all personal property and fixtures included in the Project, all rights, remedies and powers of a secured party under the Alabama Uniform Commercial Code including without limitation the rights and powers set forth in the Indenture with respect thereto.

         (5) Take whatever legal proceedings may appear necessary or desirable to collect the rent then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the Corporation under this Lease Agreement or by law.

To the extent permitted by law, the Corporation expressly waives any notice of sale or disposition of the Project and any rights or remedies of the Bondholder or Issuer with respect to, and the formalities prescribed by law relative to, the sale or disposition of the Project or to the exercise of any other right or remedy of the Bondholder or Issuer existing after default. To the extent that such notice is required and cannot be waived, the Corporation agrees that if such notice is given to the Corporation in accordance with the provisions hereof, at least ten days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirements for giving said notice.

         SECTION 10.03.....No Remedy Exclusive

         No remedy herein conferred upon or reserved to the Issuer or the Bondholder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         SECTION 10.04.....Agreement to Pay  Attorneys'  Fees and Expenses

         In the event the Corporation should default under any of the provisions of this Lease Agreement and the Issuer or the Bondholder (in its own name or in the name and on behalf of the Issuer) should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the Corporation herein contained, the Corporation will on demand therefor pay to the Issuer or the Bondholder (as the case may be) the reasonable fee of such attorneys and such other expenses.

         SECTION 10.05.....No Additional Waiver Implied by One Waiver

         In the event any agreement contained in this Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         SECTION 10.06.....Remedies Subject to Applicable Law

         All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Lease Agreement invalid or unenforceable.

                                                     ARTICLE 11

                                                       Options

         SECTION 11.01.....Options to Terminate

         The Corporation shall have, if not in default hereunder, the option to cancel or terminate this Lease Agreement at any time after full payment of the Bond by giving the Issuer notice in writing of such termination and such termination shall forthwith become effective.

         SECTION 11.02...Option to Renew

         There shall be no option to renew the term of this Lease Agreement.

         SECTION 11.03...Option to Purchase Project Prior to Payment of the Bond

         Anything in this Lease Agreement to the contrary notwithstanding, the Corporation shall, if not in default hereunder, have the option to purchase the Project at any time prior to the full payment of the Bond then outstanding, if any of the following shall have occurred:

         (a) The Project or the Project Site or any part thereof shall have been damaged or destroyed (1) to such extent that, in the opinion of the Corporation, it cannot be reasonably restored within a period of two consecutive months substantially to the condition thereof immediately preceding such damage or destruction, or (2) to such extent that, in the opinion of the Corporation, the Corporation is thereby prevented from carrying on its normal operations at the Project for a period of two consecutive months; or (3) to such extent that the cost of restoration thereof would exceed the Net Proceeds of insurance carried thereon pursuant to the requirements of this Lease Agreement; or

         (b) Title to the Project or the Project Site or any part thereof or the leasehold estate of the Corporation in the Project created by this Lease Agreement or any part thereof shall have been taken under the exercise of the power of eminent domain by any governmental authority or person, firm or corporation acting under governmental authority, which taking may result in the Corporation being thereby prevented from carrying on its normal operations at the Project or the Project Site for a period of two consecutive months; or

         (c) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or Federal), or by final decree, judgment or order of any court or administrative body (whether state or Federal) entered after the contest thereof by the Corporation in good faith, this Lease Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Corporation, including without limitation, the imposition of taxes of any kind on the Project or the income or profits of the Issuer therefrom, or upon the interest of the Corporation therein, which taxes were not being imposed on the date of this Lease Agreement.

         To exercise such option, the Corporation shall, within sixty days following the event authorizing the exercise of such option, give written notice to the Issuer and to the Bondholder and shall specify therein the date of closing such purchase. The purchase price payable by the Corporation in the event of the exercise of the option granted in this Section shall be such an amount as shall be required to prepay the entire unpaid principal amount of the Bond then outstanding, together with interest thereon to the date of such payment, in the same manner and order as specified in Section 8.07 of the Indenture. The prepayment price shall be paid by the Corporation to the Bondholder.

         Upon the exercise of the option granted herein and the prepayment of the Bond as provided in this Section, any Net Proceeds of insurance or condemnation award then on hand or thereafter received shall be paid to the Corporation.

         SECTION 11.04.....Option to Purchase Project After Payment of the Bond

         If no Event of Default exists hereunder, the Corporation shall have the option to purchase the Project at any time following full payment of the Bond for a purchase price of one hundred dollars plus the expenses of the Issuer incurred in connection therewith. To exercise the option granted in this Section, the Corporation shall notify the Issuer of its intention so to exercise such option prior to the proposed date of purchase and shall on the date of purchase pay such purchase price to the Issuer. In the event the option granted in this Section 11.04 has not been exercised prior to the end of the Lease Term, then said option shall automatically be considered to be exercised upon the end of the Lease Term.

         SECTION 11.05  Option to Purchase Unimproved Project Site

         (a) The Corporation, if not in default hereunder, shall also have the option to purchase, with the prior written consent of the Bondholder, any Unimproved part of the Project Site at any time and from time to time at and for a purchase price equal to the pro rata cost thereof to the Corporation, provided that they furnish the Issuer and the Bondholder with the following:

         (a) A notice in writing containing (1) an adequate legal description of that portion of the Project Site with respect to which such option is to be exercised, which portion may include rights granted in party walls, the right to "tie-into" existing utilities, the right to connect and join any building, structure or improvement with existing Improvements on the Project Site, and the right of ingress or egress to and from the public highway which shall not interfere with the use and occupancy of existing Improvements, (2) a statement that the Corporation intends to purchase such portion of the Project Site on a date stated, (3) a description of the buildings, structures, or improvements to be erected on the portion to be purchased and (4) a statement that the use to which such portion of the Project Site will be devoted will be in furtherance of the purpose for which the Issuer was organized.

         (b) A certificate of an Independent Engineer dated not more than ninety days prior to the date of the purchase and stating that, in the opinion of the person signing such certificate, (1) the portion of the Project Site with respect to which the option is exercised is not needed for the operation of the Project, (2) the buildings, structures or improvements described in the above certificate can be constructed on the real property to be purchased and (3) the severance of such portion of the Project Site from the Project and the construction thereon of the buildings, structures and improvements above referred to will not impair the usefulness of the Improvements or the means of ingress thereto and egress therefrom.

         (c) An amount of money equal to the purchase price computed as provided in this Section, which amount shall be applied to the prepayment of the principal of the Bond on the earliest Business Day for which the required notice may be given, as provided in the Bond.

         (b) Upon receipt by it of the notice and certificate required in this Section to be furnished by the Corporation and the payment by the Corporation to the Bondholder of the purchase price, the Issuer will promptly deliver to the Corporation the documents referred to in Section 11.06 hereof and will secure from the Bondholder a release from the lien of the Indenture of the portion of the Project Site with respect to which the Corporation shall have exercised the option granted in this Section.

         (c) If such option relates to a portion of the Project Site on which transportation or utility facilities are located, the Issuer shall retain an easement to use such transportation or utility facilities to the extent necessary for the efficient operation of the Project.

         (d) No purchase effected under the provisions of this Section shall affect the liability or the obligation of the Corporation for the payment of Basic Rent and additional rent in the amounts and at the times provided in this Lease Agreement or the performance of any other agreement, covenant or provision hereof, and there shall be no abatement or adjustment in rent by reason of the release of any such realty except as specified in this Section and the obligation and the liability of the Corporation shall continue in all respects as provided in this Lease Agreement, excluding, however, any realty so purchased.

         SECTION 11.06.....Conveyance  on  Exercise  of Option to  Purchase

         At the closing of the purchase pursuant to the exercise of any option to purchase granted herein, the Issuer will upon receipt of the purchase price deliver to the Corporation documents conveying to the Corporation the property with respect to which such option was exercised, as such property then exists, subject to the following: (1) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the Issuer; (2) those liens and encumbrances created by the Corporation or to the creation or suffering of which the Corporation consented; and (3) those liens and encumbrances resulting from the failure of the Corporation to perform or observe any of the agreements on its part contained in this Lease Agreement.


                                                     ARTICLE 12

                                                Internal Revenue Code

         SECTION 12.01..... Covenants Regarding the Code

         The parties hereto recognize that the Bond is being sold on the basis that the interest payable on the Bond is excludable from gross income of the Bondholder for federal income taxation under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"). The Issuer and Corporation do each hereby covenant and agree with the Bondholder that neither the Corporation nor the Issuer will take any action, or omit to take any action, permit any action to be taken, or fail to require any action to be taken, with respect to the Project or the Bond, that would cause the interest on the Bond to be or become includable in the gross income of the registered owners thereof for federal income taxation, and further covenant and agree that: (i) the proceeds of the Bond shall not be used or applied in such manner as to cause the Bond to be or become an "arbitrage bond" as that term is defined in Section 148 of the Code; (ii) ninety-five percent (95%) or more of the net proceeds of the Bond will be used for the acquisition, construction, reconstruction, or improvement of land or property of a character subject to the allowance for depreciation, within the meaning of Section 144 of the Code; (iii) the proceeds of the Bond will be used for the acquisition, construction and equipping of the Project or for issuance expenses with respect to the Bond, or shall be rebated to the United States of America as provided in the Indenture, and no part of the proceeds of the Bond are to be used by the Corporation, directly or indirectly, for working capital, or to finance inventory, or to acquire any facility or asset which may not, under the Code, be financed in whole or in part with the proceeds of obligations the interest on which is excludable from gross income for federal income taxation; (iv) the proceeds of the Bond shall not be used for the acquisition, construction, reconstruction or improvement of any property which would cause the average maturity of the Bond to exceed 120 percent of the average reasonably expected economic life of the facilities financed with the net proceeds of the Bond, within the meaning of Section 147(b) of the Code; (v) neither the Bond nor any of the proceeds therefrom shall ever be federally guaranteed, within the meaning of Section 149(b) of the Code, except as expressly provided in said
Section 149(b); (vi) none of the proceeds of the Bond shall be used to acquire (directly or indirectly) any land (or any interest therein) to be used for farming purposes; (vii) less than twenty-five percent (25%) of the proceeds of the Bond shall be used to acquire (directly or indirectly) any land (or any interest therein); (viii) none of the net proceeds of the Bond shall be used to acquire any property, or any interest therein (including without limitation buildings, structures, facilities, improvements, equipment, machinery or other personal property) the first use of which property was not pursuant to such acquisition with the proceeds of the Bond; (ix) no person shall ever be allowed to use, occupy, or otherwise derive any benefit whatsoever from the Project, or any part thereof, if the effect thereof shall result in a test period beneficiary (as defined in Section 144(a) (10) of the Code) having allocated to it and outstanding tax-exempt facility-related bonds (as defined in Section 144(a) (10) of the Code) in an aggregate principal amount exceeding $40,000,000; and (x) no more than two percent (2%) of the proceeds of the Bond shall be used to finance the issuance costs of the Bond; (xi) during the applicable period, the $10,000,000 limit on bonds and capital expenditures as set forth in Section 144(a)(4) shall not be exceeded; and (xii) the proceeds of the Bond shall not be used for the payment of any Project Cost paid or incurred prior to the date of the Inducement Agreement (October 12, 1994) and the Bond is being issued within not more than one year after completion of the Project.

         SECTION 12.02 Corporation's Obligation If Interest on the Bond Is Determined To Be Includable in Gross Income for Federal Income TaxationCorporation's Obligation If Interest on the Bond Is Determined To Be Includable in Gross Income for Federal Income Taxation.

          (a) If the Commissioner of Internal Revenue makes a determination that interest on the Bond is not excludable from gross income for federal income taxation pursuant to Section 103 for any reason other than the operation of
Section 147(a) of the Code, and the Corporation exhausts (at its sole expense) or fails to pursue in a timely manner any administrative or judicial remedy available to it with respect to such determination, the Issuer or the Bondholder shall notify the Corporation in writing that the outstanding Bond shall be prepaid on the next practicable interest payment date, irrespective of whether the Corporation has violated any covenant or representation in this Lease Agreement. Within thirty days after the receipt of such notice the Corporation shall either

                  (i) purchase the Project from the Issuer for the price specified in subsection (b) of this Section, which purchase price shall be paid to the Bondholder, or

                  (ii) pay to the Bondholder the sum specified in subsection (b) of this Section, in which event the Corporation shall be entitled to the use and occupancy of the Project until the expiration of the term provided for herein without the payment of any further rent, but otherwise on all of the terms and conditions hereof, except that the Corporation shall not be required to carry any insurance for the benefit of the Bondholder.

Any other options of the Corporation to purchase the Project shall be superseded by its mandatory obligation to elect one of the alternatives set forth in this subsection (a).

         (b) The price payable by the Corporation for the Project in the event interest on the Bond is determined to be includable in gross income for federal income taxation as provided in subsection (a), or the amount payable to the Bondholder in lieu of purchasing the Project, shall be equal to the sum of the following:

                   (i) the outstanding principal amount of the Bond plus accrued interest thereon to the date of prepayment;

                  (ii) the Bondholder's fees and expenses under the Indenture accrued and to accrue until the prepayment of the Bond; and

             (iii) a premium for each principal installment of the Bond the interest on which has been determined to be taxable (whether or not such installment has been paid) equal to 3% of the principal amount of such principal installment on the Bond determined to be taxable.

         (c) Upon payment by the Corporation of the amount specified in subsection (b) of this Section, the Issuer shall call the outstanding Bond for prepayment on the next practicable interest payment date. The Issuer shall cause the Corporation to pay to the registered owner of the Bond, in addition to the outstanding principal amount of such Bond and the interest accrued thereon to the prepayment date, that portion of the premium (calculated under clause (iii) of subsection (b) of this Section) allocable to such principal amount, and the Issuer shall cause the Corporation to pay to the last registered owner of each taxable principal installment of the Bond all or a portion of the principal amount which has already been paid, the premium (calculated under clause (iii) of subsection (b) of this Section) allocable to such taxable principal installment of the Bond.

         SECTION 12.03 Federal Rebate Payments.Federal Rebate Payments.

         The provisions of Article 9 of the Indenture with respect to federal rebate payments are incorporated herein by reference, and the Corporation shall comply with said provisions and shall perform and discharge all obligations, duties and responsibilities imposed upon the Corporation under said Article, including without limitation the payment of all required rebates to the United States of America and the maintenance of all records with respect thereto.

         IN WITNESS WHEREOF, the Issuer and the Corporation have each caused this Lease Agreement to be executed and the corporate seal thereof affixed hereto and the same attested by officers thereof duly authorized thereunto.

                  THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF HALEYVILLE, ALABAMA



                  By__________________________________
                     Its Chairman
S E A L

Attest: _______________________________
                  Its Secretary


                 WHEEL HOUSE PROPERTIES, INC.


                 By__________________________________
                 Its President

S E A L

Attest: _______________________________
                  Its Secretary

STATE OF ALABAMA  )
                                    )
WINSTON COUNTY             )

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John Slatton, whose name as Chairman of the Board of Directors of The Industrial Development Board of the City of Haleyville, Alabama, a public corporation, is signed to the foregoing Lease Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

         Given under my hand and seal this the ___ day of March, 1995.



                                  -----------------------------------
                                          Notary Public

NOTARIAL SEAL

My commission expires:  ___________________


STATE OF ALABAMA  )
                                    )
WINSTON COUNTY             )

         I, undersigned, a Notary Public in and for said County in said State, hereby certify that James H. Masdon whose name as President of Wheel House Properties, Inc., an Alabama corporation, is signed to the foregoing Lease Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and seal this the ___ day of March, 1995.

                              -----------------------------------
                                      Notary Public

NOTARIAL SEAL

My commission expires:  ______________________

       ------------------------------------------------------------------

                                 LEASE AGREEMENT
       ------------------------------------------------------------------











                        The Industrial Development Board
                       of the City of Haleyville, Alabama


                                       and


                          Wheel House Properties, Inc.
                            (an Alabama corporation)



                            Dated as of March 1, 1995











       ------------------------------------------------------------------

         This Lease Agreement was prepared by Charles Hayes of Walston,
                   Stabler, Wells, Anderson & Bains, Financial
       Center, 505 North 20th Street, Suite 500, Birmingham, Alabama 35203
       ------------------------------------------------------------------

                                    EXHIBIT A
                                       to
                                 Lease Agreement
                                   dated as of
                                  March 1, 1995

                                      from

                        The Industrial Development Board
                       of the City of Haleyville, Alabama

                                       to

                          Wheel House Properties, Inc.

            --------------------------------------------------------



Foam spraying system for rafters Sealer spray system for ceiling Ceiling compound spray system
Electrical hoist, including dollies and electrical wire gathering system Overhead tram systems Jig tables for sidewalls Partitions, floors and endwalls

         Additional manufacturing equipment, including but not limited to, saws, dust systems, roller beds, scaffolding, air lines, roll over plates, nose wheels, compressors, hand tools, cabinet tables, for lifts and material carts. Office equipment and furniture, including for employee rooms.



                                                  TABLE OF CONTENTS

                                                                                                               Page

Parties...........................................................................................................1
Recitals..........................................................................................................1


         ARTICLE 1

                                          Definitions and Other Provisions
                                                of General Application

         SECTION 1.01                Definitions................................................................  2
         SECTION 1.02                Date of Lease Agreement....................................................  6
         SECTION 1.03                Separability Clause........................................................  6
         SECTION 1.04                Effect of Headings and Table of ...........................................  7
                                     Contents
         SECTION 1.05                Successors and Assigns.....................................................  7
         SECTION 1.06                Governing Law..............................................................  7
         SECTION 1.07                Execution Counterparts.....................................................  7
         SECTION 1.08                Covenant of Quiet Enjoyment................................................  7
         SECTION 1.09                Issuer's Liabilities Limited...............................................  7
         SECTION 1.10                Prior Agreements Canceled..................................................  7
         SECTION 1.11                Notices....................................................................  8
         SECTION 1.12                The Special Funds..........................................................  8

         ARTICLE 2

                                            Representations and Warranties

         SECTION 2.01                Representations by the Issuer..............................................  8
         SECTION 2.02                Representations by the Corporation.........................................  9

         ARTICLE 3

                                                   Demising Clauses


         ARTICLE 4

                                                     The Project

         SECTION 4.01                Acquisition of Project; Payment of ........................................ 11
                                     Excess Project Costs.
         SECTION 4.02                No Warranty of Suitability by Issuer....................................... 12
         SECTION 4.03                Issuer to Pursue Remedies Against ......................................... 13
                                     Vendors, Contractors and
                                     Subcontractors and Their Sureties
         SECTION 4.04                Completion of the Project.................................................. 13
         SECTION 4.05                Title Insurance............................................................ 14




         ARTICLE 5

                                               Duration of Lease Term
                                                 and Rental Provisions

         SECTION 5.01                Duration of Term........................................................... 14
         SECTION 5.02                Rental and Payment Provisions; Net ........................................ 14
         SECTION 5.03                Advances by Issuer or Bondholder........................................... 15
         SECTION 5.04                Indemnity of Issuer and Bondholder......................................... 15
         SECTION 5.05                Obligations of Corporation ................................................ 16


         ARTICLE 6

                                              Maintenance, Alterations, Replacements, Insurance; and
                                                Environmental Compliance

         SECTION 6.01                Maintenance and Repairs.................................................... 17
         SECTION 6.02                Removal of, Substitution and Replacement .................................. 18
                                     for Equipment
         SECTION 6.03                Taxes, Other Governmental Charges and ..................................... 19
                                     Utility Charges
         SECTION 6.04                Insurance Required......................................................... 20
         SECTION 6.05                Installation By Corporation of Own ........................................ 21
                                     Machinery and Equipment
         SECTION 6.06                Environmental Compliance................................................... 22

         ARTICLE 7

                                            Provisions Respecting Damage,
                                             Destruction and Condemnation

         SECTION 7.01                Damage and Destruction..................................................... 23
         SECTION 7.02                Condemnation............................................................... 25

         ARTICLE 8

                                     Certain Provisions Relating to Assignment,
                                   Subleasing, Mortgaging and Redemption of the Bond

         SECTION 8.01       Provisions Relating to Assignment and Subleasing.................................... 26
         SECTION 8.02       Assignment of Lease Agreement and Rents ............................................ 27
                            by the Issuer
         SECTION 8.03       Restrictions on Mortgage or Sale of ................................................ 27
                            Project by Issuer; Consolidation or
                            Merger of, or Transfer of Assets by,
                            Issuer
         SECTION 8.04       Redemption of the Bond.............................................................. 28




         ARTICLE 9

                                             Covenants of the Corporation

         SECTION 9.01                Covenants of the Corporation .............................................. 28

         ARTICLE 10

                                            Events of Default and Remedies

         SECTION 10.01               Events of Default Defined.................................................. 30
         SECTION 10.02               Remedies on Default........................................................ 31
         SECTION 10.03               No Remedy Exclusive ....................................................... 32
         SECTION 10.04               Agreement to Pay Attorneys' Fees and ...................................... 32
                                     Expenses
         SECTION 10.05               No Additional Waiver Implied by One ....................................... 32
                                     Waiver
         SECTION 10.06               Remedies Subject to Applicable Law......................................... 33

         ARTICLE 11

                                                       Options

         SECTION 11.01               Options to Terminate....................................................... 33
         SECTION 11.02               Option to Renew............................................................ 33
         SECTION 11.03               Option to Purchase Project Prior to ....................................... 33
                                     Payment of the Bond
         SECTION 11.04               Option to Purchase Project After Payment .................................. 34
                                     of the Bond
         SECTION 11.05               Option to Purchase Unimproved Project Site  ............................... 35
         SECTION 11.06               Conveyance on Exercise of Option to ....................................... 36
                                     Purchase

         ARTICLE 12

                                    Internal Revenue Code

         SECTION 12.01  Covenants Regarding the Code............................................................ 36
         SECTION 12.02  Corporation's Obligation If Interest on ................................................ 38
                        the Bond Is Determined To Be
                        Includable in Gross Income for Federal Income
                        Taxation
         SECTION 12.03  Federal Rebate Payments................................................................. 39




Testimonium......................................................................................................34
Signatures.......................................................................................................34
Acknowledgments..................................................................................................35
EXHIBIT A - Description of Equipment

